UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2025

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 E. Sheridan Ave, Suite 500 Oklahoma City, Oklahoma	73104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 429-5500

Not Applicable.

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	SD	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On September 8, 2025, SandRidge Energy, Inc. (the “Company”) issued a press release (the “Press Release”) announcing the opening of enrollment for shareholders interested in participating in its previously announced Dividend Reinvestment Plan (the “DRIP”), a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and which is incorporated into this Item 7.01 by reference.

The information set forth in this Item 7.01 is not an offer to sell, or a solicitation of an offer to buy, any securities, or a solicitation with respect to any securities.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events

As previously announced, the Company has authorized a DRIP to provide shareholders with a convenient and economical method of investing cash dividends in additional shares of the Company’s common stock. The DRIP is administered by Equiniti Trust Company, LLC (the “Plan Administrator”).

All registered holders of the Company’s common stock are eligible to participate in the DRIP, and participation is entirely voluntary.  Shareholders may enroll in the DRIP at any time by completing an enrollment form online or by contacting the Plan Administrator at 800-278-4353 or equiniti.com/us/ast-access/individuals.  Shareholders who do not enroll will continue to receive cash dividends, if and when declared by the Company.  Under the DRIP, cash dividends declared on all shares of common stock beneficially owned by a participating shareholder will be automatically reinvested in additional shares of common stock.  Participants are required to enroll all shares they own, as partial participation is not permitted under the DRIP.

The Plan Administrator may acquire shares for the DRIP either directly from the Company, including from authorized but unissued or treasury shares, in the open market, or through privately negotiated transactions, or any combination thereof, at the Company’s discretion.  Unless otherwise directed by the Company, shares will be purchased directly from the Company.  If shares are purchased from the Company, the purchase price will be the closing price of the Company’s common stock on the New York Stock Exchange (“NYSE”) on the dividend payment date.  If shares are purchased in the open market, the price will be the volume weighted average price paid for all shares purchased for the DRIP on the relevant purchase date, excluding fees and commissions.

Participation in the DRIP may be terminated at any time by notifying the Plan Administrator.  Upon termination, whole shares will be issued in book-entry form, and any remaining fractional share will be paid in cash.  The Company reserves the right to prohibit or terminate participation by any shareholder whose participation would result in beneficial ownership exceeding 4.9% of the Company’s outstanding common stock, in accordance with the Company’s Tax Benefits Preservation Plan and Section 382 of the Internal Revenue Code.

The foregoing summary of the DRIP and the enrollment procedures for shareholders are qualified in their entirety by reference to the prospectus included in the registration statement Form S-3D, which was filed by the Company with the Securities and Exchange Commission on September 5, 2025 (the “Registration Statement”). Shareholders interested in participating in the DRIP are encouraged to review the Registration Statement carefully and the description of the DRIP included therein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release issued September 8, 2025.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC.
(Registrant)

Date: September 8, 2025	By:	/s/ Jonathan Frates
Jonathan Frates
Executive Vice President and Chief Financial Officer

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